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SUBLEASE AGREEMENT

This Sublease Agreement (the "**Sublease**") is made this 11 day of October, 2017 (the "**Effective Date**") between ENSCO International Incorporated, a Delaware corporation, having its principal offices at 5847 San Felipe St., Suite 3300, Houston, Texas 77057 (the "**Sublandlord**") and, Summer Energy Holdings, Inc., a Nevada corporation (the "**Subtenant**").

RECITALS:

WHEREAS, San Felipe Plaza, Ltd., as landlord, and Pride International, Inc., as tenant, entered into that one certain Office Lease Agreement dated September 30, 1998 ("Original Lease"); which was completely amended and restated pursuant to Amended and Restated Office Lease Agreement dated February 18, 2005 ("Restated Lease"); amended May 13, 2005 ("First Amendment"); amended May 25, 2007 between TPG-San Felipe, LP, as successor-in-interest to San Felipe Plaza, Ltd., ("Landlord") and Pride International, Inc. ("Second Amendment"); assigned by Pride International, Inc. to Ensco International Incorporated ("Tenant") on July 1, 2011 ("Third Amendment") and amended most recently by the Fourth Amendment dated December 19, 2012, (collectively the "**Primary Lease**"), a true and complete copy of which is attached hereto as Exhibit A and incorporated herein by reference, which Primary Lease pertains to the rental of approximately 166,136 rentable square feet ("RSF:") a portion of which is 20,073 RSF, or the entirety of the 37th floor, a plan of which is attached hereto as Exhibit B (the "**Sublease Premises**"), located in the office building known as San Felipe Plaza located at 5847 San Felipe, Houston, Texas 77057 (the "**Building**"); and

WHEREAS, the Sublandlord, subject to the terms of the Primary Lease and this Sublease, and further subject to the consent of the Landlord, desires to sublease the Sublease Premises, as described herein; and

WHEREAS, the Subtenant, subject to the terms of this Sublease and the consent of the Landlord, desires to sublease the Sublease Premises.

NOW, THEREFORE, for and in consideration of the terms and conditions contained in this Sublease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. **Definitions.**

All capitalized terms as used in this Sublease shall have the meanings set forth below.

1.1 "**Affiliate**" shall mean, with respect to any company, any other company (including each of their respective directors, officers and employees) directly or indirectly controlling, controlled by, or under direct or indirect common control with such company. A company shall be deemed to control another company if such company possesses, directly or indirectly, the power to (1) vote fifty-one percent (51%) or more of the stock having ordinary voting power for the election of directors of such company, or (2) direct or cause the direction of the management and policies of such company, whether through the ownership of stock, common members of board of directors, by contract or otherwise.

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1.2 **"Basic Rent"** shall mean the amount payable by the Subtenant to the Sublandlord calculated by multiplying the Rentable Area by a rate of $9.50 per square foot, which amount is $15,891.13 per month for the Sublease Premises during the Term.

1.3 **"Commencement Date"** shall mean the earlier of December 1, 2017 or Subtenant's occupancy of the Sublease Premises.

1.4 **"Termination Date"** shall mean, unless earlier terminated in accordance with the terms of the Primary Lease and/or this Sublease, December 31, 2025.

2. **Demise**

2.1 Subject to Clause 7.1, the Sublandlord hereby subleases to Subtenant the Sublease Premises.

2.2 In addition to the Sublease Premises, the Sublandlord hereby agrees to also sublease up to seventy-two (72) unreserved parking stalls in the Building's parking garage at $25.00 per unreserved space of which ten (10) may be reserved parking spaces at seventy-five dollars ($75.00) per reserved parking stall per month (the unreserved and reserved parking stalls being referred to as the "**Parking Stalls**"). The Sublandlord shall ensure that all information and devices necessary to access the Parking Stalls are provided to the Subtenant, and Subtenant agrees to reimburse Sublandlord for its actual costs to provide the same.

3. **Term**

3.1 Subject to Clause 3.2, the term of this Sublease shall commence on the Commencement Date and shall thereafter terminate on the Termination Date (such period being the "**Term**").

3.2 Sublandlord waives and otherwise subordinates to the Subtenant any rights to renew, re-let, or otherwise extend the Primary Lease in favor of Subtenant, such that Subtenant may lease the Sublease Premises from Landlord without interference from the Sublandlord.

4. **Right to Sublease**

As a condition of entering into this Sublease Agreement, Sublandlord grants Subtenant the right to sub-sublease or assign all or part of the Sublease Premises; provided, in the event Subtenant exercise this right to sub-sublease or assign, the Subtenant grants Sublandlord the option to recapture the Sublease Premises on the same terms upon which such premises were subleased to Subtenant and effectively relieve Subtenant of its obligations to Sublandlord and terminate the Sublease Agreement with respect to such portion of the Sublease Premises. Sublandlord shall provide written notice to Subtenant of its intent to recapture the Sublease Premises within fifteen (15) days from receipt of notice from Subtenant of its intent to sublease or assign the Sublease Premises. If Sublandlord does not provide such written notice within such fifteen (15) day

period Sublandlord is deemed to have waived its right to recapture the Sublease Premises and Subtenant may proceed with the assignment or sublease of the Sublease Premises in accordance with the terms and procedures defined in the Primary Lease, Notwithstanding anything to the contrary in this Section 4,1, Subtenant may assign or sublease the Sublease Premises to a successor or Affiliate of Subtenant without the consent of Sublandlord and without triggering the Sublandlord's right to recapture the Sublease Premises; however, any such transaction will still require notice to Sublandlord and the approval of the Landlord in accordance with the Primary Lease.

5. **Purpose**

Subtenant shall use and occupy the Sublease Premises solely in accordance with, and as permitted under, the terms of the Primary Lease and for no other purpose.

6. **Basic Rent and Additional Rent**

6.1 Subject to Clause 6.5, Subtenant hereby covenants and agrees to pay the Basic Rent to the Sublandlord for the use of the Sublease Premises. The Basic Rent shall be payable monthly in advance and such amount shall be based on 12 equal monthly installments of the total Basic Rent due in that year of the Term, unless there is a partial month at the beginning of the Term in which event such amount shall be prorated based on the number of days Subtenant occupies the Sublease Premises. The Basic Rent shall be due and payable by check or wire transfer of funds, to include ACH (to an account as may be designated by Sublandlord) with the first payment due on or before the Commencement Date and thereafter on or before the first day of each successive calendar month during the Term.

6.2 In addition to the Basic Rent, subject to abatement as provided in Clause 6.5 hereof, commencing on the Commencement Date and continuing throughout the Term of this Sublease, Subtenant shall pay to Sublandlord a prorata share of Sublandlord's obligations for the following (the prorata share being a percentage derived by dividing the rentable square footage of the Sublease Premises (20,073) by the rentable square footage of the Premises under the Primary Lease (166,136), such percentage initially being 12.08% of Sublandlord's obligations):

(i) the operating expenses being those charges defined as Expenses in the Primary Lease which are owed by Sublandlord with respect to the Sublease Premises only;

(ii) utility costs, if any, not included within Operating Expenses which are owed by Sublandlord with respect to the Sublease Premises; and

(iii) taxes being those defined as Taxes in the Primary Lease and being due with respect to the Sublease Premises only.

(iv) the amount calculated by multiplying the sum of $75.00 per month by the number of reserved parking stalls and $25.00 per month by number of unreserved parking stalls being provided by the Sublandlord pursuant to Clause 2.2 (the amount associated with parking stalls is not subject to the above prorata percentage);

(v) Any other amounts properly charged to Sublandlord as Additional Rent under the Primary Lease including but not limited to items like after-hours HVAC service (these amounts are not subject to the above prorata percentage); and

(vi) all amounts due and payable by Sublandlord under the Primary Lease during the Term with respect to the Sublease Premises only or the actions or omissions of the Subtenant;

collectively hereinafter referred to as the "**Additional Rent**".

6.3 The Additional Rent shall be calculated and paid as follows.

(i) The Sublandlord shall provide to the Subtenant a copy of Landlord's estimate of the Additional Rent prior to the start of each year of the Term. If during the course of any year of the Term the Landlord under the Primary Lease issues an estimate or a revised estimate, the Sublandlord shall in turn provide a revised estimate to the Subtenant under this Sublease.

(ii) The estimate provided by the Sublandlord shall form the basis of monthly installments to be paid by the Subtenant to the Sublandlord for Additional Rent. These monthly installments shall be due and payable by check or wire transfer of funds, including ACH (to an account as may be designated by Sublandlord) with the first payment due on the first day of the month following the abatement of Rent provided in Clause 6.5 below and thereafter on or before the first day of each successive month during the Term.

(iii) If there is a review or audit of the charges incurred by the Sublandlord under the Primary Lease which results in further charges being incurred or charges that have already been paid being credited, the Sublandlord will issue a notice to the Subtenant advising of such adjustment and shall also provide a revised estimate for the monthly installments of Additional Rent due under this Sublease based on that adjustment. The revised estimate will include any costs incurred by the Sublandlord in pursing such adjustment against the Landlord under the Primary Lease. This revised estimate shall become the amount now due and payable by the Subtenant. Subtenant shall have the right to require at Subtenant's sole cost and expense, and upon receipt of notice thereof, Sublandlord shall audit the Tenant's Share of Expenses (as provided in the Primary Lease). Sublandlord shall provide, promptly upon receipt from Landlord, a copy of any reconciliation of operating costs, taxes, insurance premiums or other charges allocated to Sublandlord. In the event of any overpayment of Additional Rent by Subtenant, Sublandlord shall provide a credit against future amounts of Rent owed hereunder, or, if there has been an underpayment by Subtenant, the Subtenant shall pay such underpayment to the Sublandlord within ten (10) business days of receiving such reconciliation referred to above and the provisions of Clause 6.6 shall apply to such payment..

6.4 Subject to Clause 6.5, the Basic Rent, the Additional Rent and any other amounts required to be paid under this Sublease by Subtenant shall be collectively referred to

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and deemed to be "**Rent**". Subtenant does hereby covenant and agree to promptly pay the Rent as and when the same shall become due and payable hereunder, without demand or notice, and, except as specified in Clause 6.3(iii), without any right of set-off or deduction whatsoever.

6.5 Abatements

The following abatements shall be made under this Sublease and no Rent shall be due in the months when the abatements apply.

(i) The first four (4) full calendar months of Rent shall be abated.

6.6 If the Sublandlord does not receive the Rent, or any part thereof, within ten (10) days of the date when it becomes due and payable, the Subtenant shall pay to the Sublandlord an amount equal to eight percent (8%) per annum from the date when the payment became due until such time as payment is made in full to the Sublandlord including the late charge and the interest. The parties hereby agree that this represents a fair and reasonable estimate of the damages incurred by the Sublandlord in the event of non-payment, however, it does not preclude Sublandlord from exercising all of its remedies under Section 16, below.

7. **Consent of Landlord**

7.1 Notwithstanding execution of this Sublease by the Sublandlord and the Subtenant, this Sublease shall not be deemed effective unless and until the Landlord shall have executed and delivered its written consent to this Sublease in accordance with the provisions of the Primary Lease and substantially in the form attached hereto as Exhibit C (the "**Landlord's Consent**").

7.2 Sublandlord and Subtenant shall mutually cooperate and assist each other to obtain the Landlord's Consent. Each party shall bear and pay for its own costs in connection with obtaining the Landlord's Consent provided Sublandlord shall pay any fees owed to Landlord in connection with procuring the Landlord's Consent. In connection with attempting to obtain the Landlord's Consent, Subtenant shall (i) promptly furnish information about itself as may be reasonably requested by the Landlord, and (ii) execute and deliver any agreement that Landlord shall reasonably require (subject to the execution of this Sublease and Landlord's Consent), provided such agreement does not increase Subtenant's obligations or materially reduce Subtenant's rights under this Sublease.

7.3 If for any reason whatsoever Landlord shall fail to give its consent within fifteen (15) business days of receipt of a written request from Sublandlord requesting Landlord's Consent, then this Sublease shall be deemed terminated without any requirement for notice. Sublandlord shall request the Landlord's Consent within three (3) business days of the date of this Sublease, and shall provide a copy of such written request to Subtenant. If this Sublease shall terminate due to the failure of Landlord to give its

consent, the parties hereto shall be released from all further obligations and liabilities hereunder, including, without limitation, consequential damages and loss of business opportunity.

8. **Sublease Subject to Primary Lease**

8.1 Except as otherwise stated in this Sublease, where the provisions of this Sublease may conflict with the terms of the Primary Lease, this Sublease shall be deemed subject and subordinate to all terms, covenants and conditions of the Primary Lease. Subtenant shall not do or permit to be done, with respect to the Sublease Premises, anything that would constitute a breach or violation of any term, covenant, or condition of the Primary Lease. Notwithstanding anything to the contrary contained in this Sublease, Subtenant does not have any rights with respect to the Sublease Premises greater than Sublandlord's rights under the Primary Lease.

8.2 Subtenant represents that a copy of the Primary Lease, a full and complete copy (including all amendments) of which is attached as Exhibit A, has been delivered to and examined by Subtenant, and Subtenant acknowledges that it is familiar with the terms, covenants and conditions of the Primary Lease. Subtenant further agrees and covenants that it will assume and comply with all obligations of the "Tenant" (i.e. Sublandlord) described in the Primary Lease, only as, and to the extent, the same may be applicable to the Sublease Premises.

8.3 NEITHER SUBLANDLORD NOR SUBTENANT SHALL DO OR PERMIT ANYTHING TO BE DONE WHICH COULD CAUSE THE PRIMARY LEASE TO BE TERMINATED OR FORFEITED BY REASON OF ANY RIGHT OF TERMINATION OR FORFEITURE RESERVED OR VESTED IN THE LANDLORD UNDER THE PRIMARY LEASE, AND SUBLANDLORD AND SUBTENANT SHALL EACH INDEMNIFY AND HOLD THE OTHER HARMLESS FROM AND AGAINST ALL CLAIMS OF ANY KIND WHATSOEVER BY REASON OF WHICH THE PRIMARY LEASE MAY BE TERMINATED OR FORFEITED. Sublandlord's and Subtenant's obligations hereunder shall survive the termination or expiration of this Sublease.

8.4 Any act, failure to act or omission by Subtenant which constitutes a breach or default under the Primary Lease shall be deemed a breach or default under this Sublease, provided that Subtenant shall be entitled to all notice and cure periods to which the Sublandlord is entitled under the Primary Lease. If Subtenant breaches or defaults in its performance of any of the terms, covenants or conditions of this Sublease or the Primary Lease, Sublandlord shall have, in addition to any rights or remedies it may have at law or in equity, all the rights and remedies of Landlord under the Primary Lease.

8.5 Sublandlord and Subtenant shall promptly forward to the other party any notice it receives from Landlord which relates to or affects, directly or indirectly, the Sublease Premises, so as to allow the party to whom has been forwarded adequate time to reasonably act upon or respond to the Landlord concerning the subject matter of any

such notice or otherwise remedy any alleged default.

8.6 Any act, failure to act or omission by Sublandlord which constitutes a breach or default under the Primary Lease shall be deemed a breach or default under this Sublease. If Sublandlord breaches or defaults in its performance of any of the terms, covenants or conditions of this Sublease or the Primary Lease, Subtenant shall have, in addition to any rights or remedies it may have at law or in equity, all the rights and remedies of Tenant under the Primary Lease. Additionally, in the event of a breach or default by Sublandlord under the Primary Lease Subtenant shall have the right to cure such breach or default on behalf of Sublandlord, in which event Sublandlord shall promptly reimburse Subtenant for all amounts incurred in connection with such cure. In the event Sublandlord fails to reimburse Subtenant for amounts incurred to cure Sublandlord's breaches and/or defaults under the Primary Lease or this Sublease within thirty (30) days of receipt of a written request therefor, all amounts owed to Subtenant shall accrue interest from the date due until repaid in full at eight percent (8%) per annum. Notwithstanding the above, unless it is an emergency situation, Subtenant shall provide written notice to Sublandlord of any such breach by Sublandlord and Sublandlord shall have thirty (30) days in which to cure such breach prior to Subtenant taking any curative action on its own.

9. **Incorporation by Reference**

Except where inconsistent or in conflict with, or otherwise modified by the terms of this Sublease, and notwithstanding any provision hereof to the contrary, all of the terms, covenants, conditions, rules and regulations contained in the Primary Lease, to the extent applicable to the Sublease Premises as of the date hereof, are incorporated by reference into this Sublease (including any exhibits attached thereto, as the same may have been amended). However, without limiting the foregoing general exception, the following specific exceptions and/or modifications shall apply to this Sublease:

9.1 Wherever used in the Primary Lease, and to the extent not in conflict or inconsistent with the terms of this Sublease, (i) the words "Landlord" and "Tenant", or words of similar import, shall be construed to mean, respectively, "Sublandlord" and "Subtenant"; provided, however, that the word Landlord in the Primary Lease shall be construed to mean only Landlord with respect to the provision of services or the performance of obligations meant to be performed exclusively by the owner or landlord of the Building; (ii) the word "Lease", or words of similar import, shall be construed to mean this Sublease; and (iii) the words "Term", "Commencement Date", and "Termination Date", or words of similar import, shall be ascribed those meanings as specifically provided in this Sublease.

9.2 To the extent possible, the provisions of the Primary Lease incorporated by reference into this Sublease shall be construed as consistent with and complementary to the provisions of this Sublease, but in the event of any contradiction or inconsistency, the provisions of this Sublease shall be deemed to control as between the Sublandlord and the Subtenant.

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9.3 Subtenant will look solely and directly to the Landlord for performance of the services and obligations in the Primary Lease to be provided or performed exclusively by the owner or landlord of the Building, and Sublandlord shall not be responsible in any way for the performance of these services and obligations, or liable for any failure by Landlord to perform same; provided, however, that if at any time during the Term of this Sublease any services or obligations specified in the Primary Lease to be provided or performed by Landlord are not furnished or are improperly furnished to Subtenant, or, to the extent Landlord otherwise breaches its obligations under the Primary Lease, Sublandlord will, upon receipt of written notice from Subtenant, use reasonable efforts to cause Landlord to restore such services and/or perform its obligations (but this shall not be construed as obligating Subtenant to institute any legal action or to incur any out-of-pocket expense). If there is an interruption in the electrical power to the Sublease Premises the Subtenant may be entitled to an abatement of the Rent but only to the extent that the Sublandlord is so entitled under the Primary Lease. In performing the foregoing acts, each party shall act in good faith towards the other party and the other party's rights and interests, and consult with the other party with respect the other party's rights and interests.

10. **Furniture, Fixtures and Equipment**

10.1 The Sublandlord agrees to leave in the Sublease Premises during the Term all desks, chairs, cubicles, conference tables, file cabinets, appliances, projectors, patch panels and all cabling, security system control unit and three equipment racks, including the items listed on Exhibit D attached hereto (the "**FF&E**"), but shall remove exclude all wellness room furniture, copiers, vending machines, leased equipment, phone systems, TV's, servers and all IT equipment not specifically referenced above as part of the FF&E, computer monitors, phones and any other items not specifically listed as FF&E above. Sublandlord represents and warrants that it owns all of the FF&E free and clear of all liens and that Sublandlord has the right to lease, and hereby leases, such FF&E to Subtenant hereunder. Sublandlord will provide reasonable assistance to Subtenant to help identify where the D-Mark is located and how access is granted to the D-Mark.

10.2 Provided there is no breach or default by the Subtenant during the Term of this Sublease beyond any applicable notice and cure periods, the Sublandlord shall transfer its title and interest in the FF&E and in return for the sum of one dollar ($1.00) payable on or before the Termination Date.

10.3 Such FF&E shall be transferred from the Sublandlord to the Subtenant free of all liens and encumbrances.

11. **Condition of Sublease Premises; Subtenant Alterations**

11.1 Subtenant agrees to accept the Sublease Premises "AS IS" as of the Commencement Date. Except for such damage caused to the Sublease Premises by Sublandlord, its employees, contractors, agents, representatives, or invitees in vacating the Sublease Premises (other than that attributable to normal wear and tear) and work which

Sublandlord has agreed to perform hereunder, Sublandlord, shall have no obligation to make, supply or perform any alterations, services, materials, fixtures, equipment, or decorations to the Sublease Premises. In entering into this Sublease, Subtenant has relied solely on the investigations, examinations, and inspections Subtenant (or its agent) has chosen to make, and Subtenant acknowledges that Sublandlord has given Subtenant the opportunity to make full and complete investigations, examinations, and inspections, including, without limitation, investigations, examinations and inspections of the Sublease Premises and the Primary Lease.

11.2 Subtenant shall not make any addition, installation, or other alteration in or to the Sublease Premises without (i) prior written notice to and written consent from the Sublandlord, and (ii) the written consent of Landlord, if and to the extent required under the Primary Lease. Any alterations shall be subject to all provisions of this Sublease and the Primary Lease applicable to alterations and the Subtenant shall ensure that the applicable fire code is complied with.

11.3 Upon the early termination or expiration of this Sublease, Subtenant shall quit and surrender to Sublandlord the Sublease Premises in the same condition as Subtenant received the Sublease Premises (subject to reasonable wear and tear and/or such damage or destruction which the Landlord is obligated to repair and restore under the Primary Lease), and Subtenant shall (i) remove all its personal property, (ii) remove all alterations which Subtenant performed in and to the Sublease Premises during the Term hereof, if and to the extent such removal is required under the Primary Lease, and (iii) repair any damage caused by the removal of any personal property or alterations. Without limiting Subtenant's obligations to remove its personal property, any personal property which shall remain in the Sublease Premises after the expiration or early termination of this Sublease shall, unless otherwise agreed by Subtenant, Sublandlord and/or the Landlord (as the case may be), be deemed to have been abandoned, and either may be retained by Sublandlord or the Landlord as its property or may be disposed of in such manner as Sublandlord or the Landlord may see fit.

11.4 The Subtenant shall surrender the Sublease Premises free of any and all liens, claims and encumbrances which are or may be claimed by, through or under Subtenant. If Subtenant shall hold over and retain possession of the Sublease Premises (or any portion thereof) after termination or expiration of the Sublease and without Sublandlord's and/or Landlord's prior written consent (as the case may be), it shall constitute a default by Subtenant and entitle Sublandlord and/or Landlord (as the case may be) to re-enter and immediately take possession of the Sublease Premises. SUBTENANT SHALL BE RESPONSIBLE FOR, INDEMNIFY AND HOLD HARMLESS THE SUBLANDLORD AND LANDLORD IN RESPECT TO ALL CLAIMS, DAMAGES, COSTS AND EXPENSES SUSTAINED BY SUBLANDLORD OR LANDLORD IN RE-ENTERING AND RETAKING POSSESSION OF THE PREMISES. However, the foregoing provisions of this Clause 11.4 and the obligations imposed hereunder on the Subtenant shall not be applicable in the event the Subtenant leases the Sublease Premises directly with/from the Landlord and written confirmation thereof, signed by the Landlord and the Subtenant, releasing Sublandlord of any and all liabilities and obligations under the Primary Lease, is

provided to the Sublandlord on or before the Termination Date.

11.5 Sublandlord shall procure any consents required from Landlord, at Subtenant's cost, to allow Subtenant's signage to be installed at the entrance to the Sublease Premises.

12. **Indemnity**

Except to the extent caused by the negligence or willful misconduct of Sublandlord or Sublandlord Related Parties (defined below), or the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Subtenant shall indemnify, defend and hold Sublandlord and Sublandlord Related Parties, and Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by law) (collectively referred to as "Losses"), which may be imposed upon, incurred by or asserted against Sublandlord or any of the Sublandlord Related Parties, or Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Sublease Premises or any acts or omissions (including violations of law) of Subtenant, the Subtenant Related Parties (defined below) or any of Subtenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Subtenant or any Subtenant Related Parties, Sublandlord shall indemnify, defend and hold Subtenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Subtenant Related Parties") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Subtenant or any of the Subtenant Related Parties by any third party and arising out of or in connection with the negligence or willful misconduct (including violations of law by same) of Sublandlord or Sublandlord Related Parties or the acts or omissions (including violations of law) of Landlord or the Landlord Related Parties. Subtenant hereby waives all claims against and releases against Sublandlord their trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the "Sublandlord Related Parties") and Landlord and their trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagees and agents (the "Landlord Related Parties") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Sublandlord or Landlord. Notwithstanding the foregoing, Subtenant shall not be required to waive any claims against Sublandlord (other than for loss or damage to Subtenant's business) where such loss or damage is due to Sublandlord's negligence or uncured default under this Sublease or Landlord's negligence or uncured default under this Sublease. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Sublandlord and Landlord contained elsewhere in this Lease and in the Primary Lease. Furthermore, nothing herein shall be construed to invalidate Subtenant's right to an abatement of rent or right to terminate the Sublease.

13. **Insurance**

On or before the Commencement Date, Subtenant shall furnish Sublandlord with a certificate or certificates of insurance (or actual policies if required by the Primary Lease), evidencing

compliance with the insurance requirements of Sublandlord stated in the Primary Lease. Such insurance(s) shall be primary of, and not contributory to, any insurance provided by Sublandlord under the Primary Lease. All such policies of insurance shall include broad form contractual liability, cross-liability and tenant legal liability coverages, and shall name Sublandlord and Landlord, as well as their respective Affiliates, officers, directors, employees, agents and servants, as additional insureds. All such policies shall be issued by reputable insurance companies approved by the Sublandlord and shall be endorsed to provide that they shall not be cancelled or materially altered without thirty (30) days prior written Notice to Sublandlord and the Landlord.

14. **Assignment and Subletting**

14.1 Subject to the provisions of Section 4, Subtenant shall not, directly or indirectly, assign, sell, mortgage, pledge, or in any manner transfer this Sublease or any interest therein, or permit any of the foregoing to occur involuntarily, by operation of law, or otherwise, or further sublet the Sublease Premises or any part or parts thereof, grant any concession or license, or otherwise permit occupancy of all or any part of the Sublease Premises by any person other than Subtenant and its Affiliates (i) without Sublandlord's prior written consent in each instance, such consent not to be unreasonably withheld, delayed or conditioned and (ii) without the prior written consent of the Landlord in each instance, if and to the extent such consent is required under the Primary Lease.

14.2 Subject to Clause 14.1, if this Sublease shall be assigned, then the assignee shall execute and deliver to Sublandlord an agreement in form and substance reasonably satisfactory to Sublandlord and Landlord, whereby the assignee shall assume all of Subtenant's obligations under this Sublease. If this Sublease shall be further subleased, no such sublease shall be valid, and no subtenant thereunder shall take possession of the Sublease Premises or any part thereof, until an executed counterpart of such sublease shall have been delivered to Sublandlord.

14.3 Notwithstanding any assignment or further subletting, the original Subtenant shall remain fully liable for the obligations of the new subtenant or assignees under this Sublease.

15. **No Waiver**

The failure of Sublandlord or Subtenant to insist upon the strict performance or observance of any obligation of the other under this Sublease and/or the Primary Lease, or to exercise any right or other remedy under or with respect to this Sublease and/or the Primary Lease, shall not be construed as a waiver or relinquishment for the future of that obligation, right or other remedy of Sublandlord or Subtenant, as the case may be. Sublandlord's receipt and acceptance and Subtenant's payment of any Rent, or acceptance of performance by either party of any obligation, with knowledge of the other party's breach or default under this Sublease and/or the Primary Lease, shall not be construed as a waiver of that breach or default. Except as otherwise provided, no waiver by Sublandlord or Subtenant of any provision of this Sublease and/or the Primary Lease, shall be deemed to have been made unless specifically expressed in writing signed by the waiving party.

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16. **Default**

16.1 Sublandlord may terminate this Sublease upon the happening of any one or more of the events described as a default in the Primary Lease, as the same shall apply to the Subtenant acting in its capacity as "Tenant" thereunder for the purpose of this Sublease.

16.2 Upon any early termination of this Sublease, Sublandlord may re-enter the Sublease Premises, with or without process of law, changing locks and using such force as necessary, and remove all persons and chattels. Sublandlord will not be liable for damages or otherwise by reason of re-entry or early termination of the terms of this Sublease. Notwithstanding any termination by Sublandlord, Subtenant's liability for the Rents and charges under this Sublease will not be relinquished, diminished, or extinguished for the balance of the Term. Any property belonging to Subtenant or any persons holding by, through, or under Subtenant, or otherwise found upon the Sublease Premises, may, if not removed by Subtenant within 10 days after receipt of notice from Sublandlord, be removed and stored in any public warehouse at the cost of and for the account of Subtenant. Should Subtenant surrender the Sublease Premises or be dispossessed by process of law, any personal property left at or in the Sublease Premises for more than 10 days after Sublandlord notifies Subtenant to remove such personal property may be deemed abandoned, at Sublandlord's option, and Sublandlord may dispose of any such personal property in any manner Sublandlord deems appropriate.

16.3 If Subtenant breaches this Sublease and/or the Primary Lease, Sublandlord may immediately or at any time thereafter, without notice, cure the breach for the account and at the expense of Subtenant. If Sublandlord at any time, by reason of the breach, must pay, or elects to pay, any sum of money or do any act that will require paying any sum of money, or must incur any expense, including reasonable attorney's fees, in instituting or prosecuting any action or proceeding to enforce Sublandlord's rights under this Sublease (which shall include, without limitation, the Primary Lease), the sums paid by Sublandlord, with interest at the maximum annual rate allowed by law from the date of payment, will be considered Additional Rent and will be due from Subtenant to Sublandlord on the first day of the month following payment of the respective sums or expenses.

16.4 All Sublandlord's rights and remedies enumerated in this Sublease (which shall include, without limitation, the Primary Lease) are cumulative and will not exclude any other right or remedy allowed by law. These rights and remedies may be exercised and enforced concurrently, whenever necessary.

16.5 Notwithstanding anything herein to the contrary herein, Sublandlord and Subtenant hereby waive the right to pursue the other for consequential damages and loss of business opportunity.

17. **Brokers**

17.1 Sublandlord and Subtenant each represent to the other that it has not dealt with any other broker other than David Bale of Jones Lang LaSalle Brokerage, Inc. ("**Subtenant's Broker**") and Lucian Bukowski, Jerrod McQuain and Wyatt McCulloch of CBRE, Inc ("**Sublandlord's Broker**", and collectively with Subtenant's Broker, "**Broker**") in connection with this Sublease and the transactions contemplated hereby.

17.2 Subject to receipt of the Landlord's Consent, Sublandlord will pay all commissions owed to Subtenant's Broker being a commission equal four percent (4%) of the gross Basic Rent payable by Subtenant during the Term of this Sublease (hereinafter the "**Commission**"). The Commission shall be paid by check or such other means as Sublandlord may elect in its sole discretion.

18. **Notices**

Any notice, demand, request or other communication which any party hereto may be required to give hereunder, or may desire to give hereunder, shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing, or (c) if by Federal Express or other reliable overnight courier service for delivery on the next Business Day, on the next Business Day after delivered to such courier service, as set forth below:

To Subtenant at:

Summer Energy Holding, Inc.
Attn.: Neil Leibman
5847 San Felipe, Floor 37
Houston, Texas 77057

With a copy to:

Kirton McConkie
Attn: Alex Pelayo
50 East South Temple, Suite 400
Salt Lake City, UT 84111

Ensco Incorporated
5847 San Felipe, Suite 3300
Houston, Texas 77057
Attn: VP-Finance

To Sublandlord at:

Ensco Incorporated
5847 San Felipe
Suite 300
Houston, Texas 77057
Attn: Steve Rickards

With a copy to:

Ensco Incorporated
5847 San Felipe, Suite 3300
Houston, Texas 77057
Attn: VP-Finance

For purposes of this Clause 18, the term "Business Day" shall mean a day on which commercial banks are not authorized or required by law to close in the state where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Either party may change its address and/or add an address for Notices, by giving written notice to the other party of the change and/or addition.

19. **Amendments and Modifications**

This Sublease cannot be changed or amended in any manner other than by a written agreement executed by both parties and with any applicable consent of Landlord.

20. **Successors and Assigns**

Except as otherwise specifically provided in this Sublease, the provisions of this Sublease shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

21. **Covenants, Representations and Warranties**

21.1 Sublandlord represents, covenants, and warrants to Subtenant as follows:

A. The Sublet Premises as currently constructed and configured, and the FF&E, is (i) in good condition and repair, (ii) in full compliance with the terms and conditions of the Primary Lease, and (iii) to the best of Sublandlord's knowledge, without duty of further inquiry, the Sublet Premises meets all applicable codes;

B. The Primary Lease is currently in full force and effect, and Sublandlord is the holder of tenant's interest under the Primary Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease);

C. To the best of Sublandlord's knowledge, no events have occurred or conditions exist, which, with the giving of notice or passage of time, will constitute a default by Sublandlord or Landlord under the Primary Lease;

D. Sublandlord shall not consent to (a) a termination of the Primary Lease or (b) any modification or amendment of any of the terms of the Primary Lease which would materially affect the rights of Subtenant under this Sublease without the written consent of Subtenant;

E. To the best of Sublandlord's knowledge, Landlord has received no written notices of violations of law issued against the Sublet Premises or the Building nor has Sublandlord made or received any written material complaints regarding the Building systems in and/or serving the Sublet Premises, including the HVAC, electrical, and plumbing systems; and

F. Sublandlord has full legal power and authority to enter into and perform this Sublease in accordance with its terms, and this Sublease constitutes the valid and binding obligation of Sublandlord, enforceable in accordance with its terms.

The execution, delivery and performance of this Sublease and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Sublandlord is a party or by which Sublandlord may be bound or affected, including, without limitation, any other sublease. The execution and delivery of this Sublease and the performance by Sublandlord of its obligations hereunder require no further action or approval in order to constitute this Sublease as a binding and enforceable obligation of Sublandlord.

21.2 Subtenant represents, covenants, and warrants to Subtenant as follows:

A. Subtenant has full legal power and authority to enter into and perform this Sublease in accordance with its terms, and this Sublease constitutes the valid and binding obligation of Subtenant, enforceable in accordance with its terms. The execution, delivery and performance of this Sublease and all documents in connection therewith are not in contravention of or in conflict with any agreement or undertaking to which Subtenant is a party or by which Subtenant may be bound or affected, including, without limitation, any other sublease. The execution and delivery of this Sublease and the performance by Subtenant of its obligations hereunder require no further action or approval in order to constitute this Sublease as a binding and enforceable obligation of Subtenant.

B. To perform all of the obligations of the "Tenant" under the Primary Lease and to be bound by all of the terms, conditions, covenants, obligations and agreements of the Primary Lease as they relate to the Sublet Premises, except as otherwise expressly provided in this Sublease.

C. To pay "Rent" (as required by and defined in this Sublease) and perform and be bound by all of the terms, conditions, covenants, obligations and agreements of the Subtenant under this Sublease;

D. Unless payable to the Sublandlord by the Subtenant, to promptly pay when due to the authorities having jurisdiction all taxes (whether imposed upon the Subtenant or otherwise) attributable to the personal property, trade fixtures, business, income, use or occupancy of the Subtenant or any other occupant of the Sublet Premises and to any leasehold improvements, trade fixtures, or fixtures within the Sublet Premises, and to the use by the Subtenant or its officers, employees, and invitees of any of the common areas

22. **Interpretation**

22.1 If any provision of this Sublease or the Primary Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the Primary Lease and the application of the remaining provisions thereof to other persons or circumstances shall not be affected, but rather shall be enforced to the extent permitted by law.

22.2 The captions, headings and titles contained in this Sublease are solely for convenience of reference and shall not affect its interpretation.

22.3 This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted.

22.4 This Sublease, when executed (as well as the Primary Lease), shall contain the entire agreement between the parties and shall supersede all prior agreements or understandings, oral or written, between the parties.

22.5 All duties and obligations of the Sublandlord and/or Subtenant under this Sublease and/or the Primary Lease that are unperformed (including, without limitation, any indemnity obligations) shall survive termination or expiration of this Sublease.

23. **Governing Law and Jurisdiction.**

23.1 This Sublease shall be governed by and construed in accordance with the laws of the State of Texas.

23.2 Subtenant and Sublandlord each acknowledge and agree that any and all actions, proceedings and disputes brought or arising, directly or indirectly, under, out of or relating to this Sublease shall be dealt with and adjudicated in the state courts of the State of Texas sitting in the county where the Sublease Premises are located or the courts of the United States sitting in the district where the Sublease Premises are located; and Subtenant and Sublandlord hereby expressly and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Sublease. So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon Subtenant or Sublandlord in any such courts. Provided that service of process is effected upon Subtenant in one of the manners permitted by law, Subtenant and Sublandlord irrevocably waive, to the fullest extent permitted by law, and agree not to assert, by way of motion, as a defense or otherwise, (a) any objection which it may have or may hereafter have to the laying of the venue of any suit, action or proceeding brought in a court as is mentioned in this Section, (b) any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (c) any claim that it is not personally subject to the jurisdiction of the above-named courts.

24. **Counterparts**

This Sublease and all other copies of it, insofar as they relate to the rights, duties, and remedies of the parties, will be considered one agreement. This Sublease may be executed concurrently in one or more counterparts, each of which will be considered an original, but all of which together will constitute one instrument.

DocuSign Envelope ID: 93D45885-4573-4970-B900-A4760689D3EC

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed and delivered this Sublease as of the date first above written.

ENSCO INTERNATIONAL INCORPORATED

By: ______________________

Name: Chris Johnston

Title: President

SUMMER ENERGY HOLDINGS, INC., a Nevada corporation

By: ______________________

Name: Neil Leibman

Title: CEO

017733-001_1386665-2
4849-1250-1841